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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   April 5, 1996


                             UNIVERSAL OUTDOOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
            ILLINOIS                      33-72710                  36-2827496
  (STATE OR OTHER JURISDICTION          (COMMISSION       (IRS EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)         FILE NO.)
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           321 NORTH CLARK STREET, SUITE 1010, CHICAGO, ILLINOIS 60610
                  REGISTRANT'S TELEPHONE NUMBER: (312) 644-8673




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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          In February 1996, Universal Outdoor, Inc. ("Universal"), a wholly-owned subsidiary of Universal Outdoor Holdings, Inc. ("Holdings"), entered into an agreement to acquire the stock of NOA Holding Company, Inc. ("NOA") in a stock purchase transaction with NOA (the "Naegele Acquisition"). NOA owned all of the outstanding shares of Naegele Outdoor Advertising Company ("Naegele"). Naegele is actively engaged in the outdoor advertising business in the Minneapolis/St. Paul and Jacksonville (Florida) markets and, in connection with acquisition of the stock of NOA, Universal acquired the operations of Naegele, in these markets. The Naegele Acquisition was consummated on April 5, 1996, pursuant to which Universal acquired approximately 2,550 poster faces (of which approximately 1,455 are located in the Minneapolis/St. Paul market and approximately 1,095 are located in Jacksonville (Florida) market) and approximately 840 painted bulletin faces (of which approximately 440 are located in the Minneapolis/St. Paul market and approximately 400 are located in the Jacksonville (Florida) market). Such acquired properties were previously used for outdoor advertisements in the outdoor advertising industry and Universal intends to continue to use such properties for the same purposes.

          The purchase price of the Naegele Acquisition was approximately $85 million.The purchase price was determined by negotiation with the seller in an auction process and was based on an evaluation by Universal of the probable cash flow to be generated by the acquired assets, the cost of duplicating or replacing the acquired assets and other similar factors. The Company expects fees and expenses associated with the transaction to be approximately $5 million. In connection therewith, Universal received commitments from its current lender under its existing secured revolving credit facility, LaSalle National Bank ("LaSalle"), and an additional bank, Bankers Trust Company ("Bankers Trust"; together with LaSalle, the "Lenders"), to (i) refinance such existing credit facility with a revolving credit facility (the "Revolving Credit Facility") and (ii) provide an additional extension of credit for purposes of acquisition financing (the "Acquisition Credit Facility"), and, specifically, the financing, in part, of the Naegele Acquisition. The Lenders extended a revolving credit line in the amount of $12,500,000 under the Revolving Credit Facility and an acquisition term loan in the amount of $75,000,000, as well as an acquisition revolving credit line in the amount of $12,500,000 for a total commitment of $87,500,000 under the Acquisition Credit Facility. No amounts were drawn under the Revolving Credit Facility to finance the Naegele Acquisition; the Revolving Credit Facility is available to Universal for working capital needs. Approximately $84.5 million was drawn under the Acquisition Credit Facility and was used to finance the Naegele Acquisition. Each of the Revolving Credit Facility and the Acquisition Credit Facility are secured by a lien on the assets of Universal and a pledge of the stock of Holdings, as well as a pledge of the stock of all wholly-owned subsidiaries of Universal. In addition to the amounts drawn under the Acquisition Credit Facility, Holdings sold a minority portion of its capital stock. Approximately $30 million in cash proceeds from such sale were used to finance the remaining amount of the Naegele Acquisition.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          It is impracticable at the time of filing this report to provide the required financial statements for Naegele, the acquired business. Such required financial statements will be filed as an amendment to this report as soon as practicable, but not later than June 19, 1996.

     (b)  Pro forma financial information.

          It is impracticable at the time of filing this report to provide the required pro forma financial information for Naegele, the acquired business. Such required pro forma financial information will be filed as an amendment to this report as soon as practicable, but not later than June 19, 1996.

     (c)  Exhibits.

     2.1  NOA Stock Purchase Agreement
     2.2  Amendment to NOA Stock Purchase Agreement
     3.1  Second Restated Articles of Incorporation of Universal
     3.2  Amended and Restated By-Laws of Universal
     10.1 Revolving Credit Agreement
     10.2 Acquisition Credit Agreement

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Universal Outdoor, Inc.
                              --------------------------------------
                                   (Registrant)



May 13, 1996                  /s/ Brian T. Clingen
                              --------------------------------------
                              Brian T. Clingen
                              Vice President and Chief Financial Officer


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                               LIST OF EXHIBITS

  Exhibit                                                             Page
  -------                                                             ----
    2.1       NOA Stock Purchase Agreement
    2.2       Amendment to NOA Stock Purchase Agreement
    3.1       Second Restated Articles of Incorporation of Universal
    3.2       By-Laws of Universal

   10.1      Revolving Credit Agreement
   10.2      Acquisition Credit Agreement


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